UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

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THE ADVISORS’ INNER CIRCLE FUND II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN:

Hancock Horizon Burkenroad Small Cap Fund

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY SEPTEMBER 10, 2021

Recently, we sent you proxy material regarding a special meeting of shareholders scheduled for 10:00 a.m. Eastern Time on September 10, 2021. Our records indicate that we have not received your voting instructions.

We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow shareholders and vote today!

Your vote is important no matter the number of shares you own. Please vote promptly so your vote can be received by the September 10, 2021 special meeting of shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote via the Internet – You may cast your vote using the Internet by logging onto the Internet address located on your proxy ballot(s) and following the instructions on the website. www.proxyvote.com

Vote by Touch-Tone Phone – You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you received.

Vote by Mail – You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage prepaid return envelope that was previously provided to you.

THANK YOU FOR VOTING

HHBSC-R-OBO